UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                 Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Charter Communications, Inc.

(Name of Registrant as Specified in its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

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Charter Communications, Inc.

400 Atlantic Street

Stamford, CT 06901

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON TUESDAY, APRIL 28, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of Charter Communications, Inc. (the “Company”), dated March 19, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, April 28, 2020.

This notice is also being filed to correct a typographical error in the Proxy Statement. In the beneficial ownership table on page 54 of the Proxy Statement and calculated as set forth in footnote 2 on page 55 of the proxy statement, the beneficial ownership percentage for Liberty Broadband was incorrectly listed as 255.01% and should have been listed as 25.01%.

This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 14, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 28, 2020

To the Stockholders of Charter Communications, Inc.:

Due to the emerging public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our stockholders and employees, NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Charter Communications, Inc. (the “Company”) has been changed from an in-person meeting to a virtual meeting. As previously announced, the Annual Meeting will be held on Tuesday, April 28, 2020 at 8:30 a.m., Mountain Time. You will not be able to attend the Annual Meeting in person.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on February 28, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/CHTR2020, you must enter the control number found on your proxy card, voting instruction form or notice you previously received. If you were a beneficial stockholder of Charter Class A common stock as of the Record Date (i.e., you hold your shares through a broker or other intermediary), you may submit your voting instructions only through your broker or other intermediary. Contact your broker or other intermediary if you no longer have your control number to access the meeting, which will also allow you to vote your shares at the meeting or change a prior vote. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. There will not be guest access to the meeting. Accordingly, if you do not have your control number, you will not be able to attend the meeting.

Stockholders will have an opportunity to submit written questions to management. Rules of Conduct for the meeting as well as any specific requirements for questions will be posted on the website noted above for the Annual Meeting. During the Annual Meeting, a list of stockholders entitled to vote at the Annual Meeting will also be available for inspection by stockholders for any legally valid purpose relating to the meeting.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. If you have already voted, you do not need to take any action unless you wish to change your vote. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

By Order of the Board of Directors,

Richard R. Dykhouse

Executive Vice President, General Counsel and Corporate Secretary

April 14, 2020

The Annual Meeting on April 28, 2020 at 8:30 a.m. Mountain Time is available at www.virtualshareholdermeeting.com/CHTR2020. The proxy statement and Annual Report are available on our Investor Relations website at http://ir.charter.com. Additionally, you may access our proxy materials at www.proxyvote.com, a site that does not have “cookies” that identify visitors to the site.